SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2003
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	0-3683 (Commission File Number)	64-0471500 (IRS Employer Identification No.)

248 East Capitol Street
Jackson, MS 39201
(Address, including zip code, of principal executive office)

(601) 354-5111
(Registrant’s telephone number, including area code)

Item 5. Other Events

On January 28, 2003, Trustmark Corporation issued a press release announcing that Chairman and Chief Executive Officer, Richard G. Hickson, will make a presentation to analysts attending the 2003 Salomon Smith Barney Financial Services Conference in New York City on Tuesday, January 28, 2003 at 2:00 p.m. EST.

Investors may listen to a live listen-only webcast of Hickson’s comments and follow his slide presentation through the following link: http://veracast.com/ssb/2003/financial-services/17107558.cfm. The presentation will be archived and available for 30 days.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,400 associates in Mississippi and Tennessee. For additional information, visit Trustmark’s web site at www.trustmark.com.

Trustmark’s investor contacts are Zach Wasson, Executive Vice President and Chief Financial Officer (601-949-6816), and Joseph Rein, First Vice President (601-949-6898). Trustmark’s media contact is Gray Wiggers, Senior Vice President (601-354-5942).

Item 7. Financial Statements and Exhibits

(c)  The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Presentation to analysts by Richard G. Hickson on January 28, 2003

Item 9. Regulation FD Disclosure

Attached hereto is the presentation mentioned above to be made by Chairman of the Board and Chief Executive Officer Richard G. Hickson on January 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Richard G. Hickson	BY:	/s/ Zach L. Wasson

	Richard G. Hickson		Zach L. Wasson
	Chairman of the Board, President		Treasurer (Principal
	& Chief Executive Officer		Financial Officer)

DATE:	January 28, 2003	DATE:	January 28, 2003

EXHIBIT INDEX

99.1	Presentation to analysts by Richard G. Hickson on January 28, 2003.